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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 and Forms S-8) listed below and the related prospectuses of Pioneer-Standard Electronics, Inc. and Subsidiaries of our report dated May 12, 2003 with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2003.

         -        Registration of 220,000 Common Shares (Form S-3 No. 333-26697)

         -        Registration of 1,000,000 Common Shares (Form S-3 No.
                  333-74225)

         - Registration of 2,875,000 Trust Preferred Securities (Form S-3 No. 333-57359)

         - 2000 Stock Option Plan for Outside Directors and 2000 Stock Incentive Plan, as amended, of Pioneer-Standard Electronics, Inc. (Form S-8 No. 333-64164)

         -        1995 Stock Option Plan for Outside Directors of
                  Pioneer-Standard Electronics, Inc. (Form S-8 No. 333-07143)

         - 1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. (Forms S-8 No. 33-46008 and 33-53329)

         - 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. (Form S-8 No. 33-18790)

         -        The Retirement Plan of Pioneer-Standard Electronics, Inc.
                  (Form S-8 No. 333-40750)

                                                          /s/ ERNST & YOUNG LLP

Cleveland Ohio
June 16, 2003